EXHIBIT 5(A)


                             September 23, 1998


   Northwestern Corporation
   600 Market Street West
   Huron, South Dakota  57350-1500

   Ladies and Gentlemen:

        We have acted as counsel to Northwestern Corporation, a Delaware corporation (the "Company"), and are rendering this opinion in connection with the Registration Statement on Form S-2 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to Warrants to purchase up to 1,231,770 shares of Common Stock of the Company (the "Warrants"), which were issued to certain former stockholders of Empire Energy Corporation pursuant to a Warrant Issuance and Exchange Agreement, and the 1,231,770 shares of Common Stock, par value $1.75 per share, of the Company issuable upon exercise of the Warrants (the "Common Stock").

        In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Based upon such examination, and subject to the limitations, qualifications and assumptions contained herein, we are of the following opinions:

        1. The Warrants have been duly authorized and validly issued and are fully paid and nonassessable.

        2. The Common Stock has been duly authorized and, when the Registration Statement has become effective and the Common Stock is issued upon exercise of the Warrants in accordance with the terms of the Warrants, the Common Stock will be validly issued, fully paid and nonassessable.

        We express opinions herein with respect to the applicability of the United States Federal laws and the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.
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   Northwestern Corporation
   September 23, 1998
   Page 2


        We hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5(a) thereto and the reference to us under the caption Experts and Legal Opinions in the Prospectus contained in the Registration Statement.


                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE


                                      By:
                                          --------------------------
                                            Robert J. Minkus